September 6, 1996




Securities & Exchange Commission
Corporate Finance Division
Chief Counsel's Office
450 Fifth Street, N.W.
Washington, DC 20549-1007

RE: Cheung Laboratories, Inc.
      SEC File No. 2-93826-W

Dear Sir or Madam:

Enclosed is  a Form 8K for Cheung Laboratories, Inc.

Should you have any questions, please give us a call.

Very truly yours,



Augustine Y. Cheung
Chairman of the Board


AYC/dgl
Enclosures

               SECURITIES  AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                    __________________________



                             FORM 8-K

                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



Date of Report                               September 6,1996


                     CHEUNG LABORATORIES, INC.

                              MARYLAND



2-93826-W                   52-1256615
(Commission File Number)    (IRS Employer Identification Number)




10220 Old Columbia Road Suite I Columbia, MD 21046

                            (410) 290-5390

ITEM 5:  OTHER EVENTS


Cheung Laboratories, Inc. (the "Registrant') has appointed Verle
D. Blaha as Acting President and Chief Executive Officer to implement the Registrant s business plan to develop and commercialize the recently-acquired patented technologies. From 1957 to 1982, Mr. Blaha held a succession of senior management positions at Litton Industries, Inc. And most recently as Senior Vice President of Technology and Development of Litton's Microwave Cooking Products Division.

                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


    CHEUNG LABORATORIES, INC.



Date: September 6, 1996
By:______________________________

   Dr. Augustine Y. Cheung,
   Chairman